EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to use in this Pre-Effective Amendment No. 1 to Registration Statement (No. 333-155800) on Form S-1 of The Frontier Fund of our report dated April 6, 2009 relating to our audits of the consolidated statements of financial condition of Equinox Fund Management, LLC, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firms” and “Experts” in such Prospectus.

/s/    McGladrey & Pullen, LLP

Denver, Colorado

April 21, 2009